Exhibit 24.1

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints SCOTT T. MIKUEN and ROBERT A. JOHNSON JR., each and individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, for him or her in any and all capacities, to execute and file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, the Registration Statement or Statements on Form S-4, and thereafter to execute and file any and all amended Registration Statements and amended prospectuses or amendments (including post-effective amendments) or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

Date: March 5, 2015.

/s/ William M. Brown William M. Brown Chairman, President and Chief Executive Officer	/s/ Vyomesh I. Joshi Vyomesh I. Joshi Director

/s/ Miguel A. Lopez Miguel A. Lopez Senior Vice President and Chief Financial Officer	/s/ Karen Katen Karen Katen Director

/s/ Lewis A. Schwartz Lewis A. Schwartz Vice President, Principal Accounting Officer	/s/ Leslie F. Kenne Leslie F. Kenne Director

/s/ Peter W. Chiarelli Peter W. Chiarelli Director	/s/ David B. Rickard David B. Rickard Director

/s/ Thomas A. Dattilo Thomas A. Dattilo Director	/s/ James C. Stoffel James C. Stoffel Director

/s/ Terry D. Growcock Terry D. Growcock Director	/s/ Gregory T. Swienton Gregory T. Swienton Director

/s/ Lewis Hay III Lewis Hay III Director	/s/ Hansel E. Tookes II Hansel E. Tookes II Director